Exhibit 99.1

[LOGO]                                                     For Immediate Release
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PRESS RELEASE
                                 Contacts:   Investors
                                             Susan Mesco
                                             Director, Investor Relations
                                             908-541-8678

                                             Media
                                             Euro RSCG Life NRP
                                             Mark R. Vincent, Media Relations
                                             212-845-4239

              ENZON ISSUES REVISED REVENUE GUIDANCE FOR FISCAL 2005

Bridgewater, New Jersey, December 14, 2004 - Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) announced today that it has revised its revenue guidance for the fiscal year (FY) ending June 30, 2005 based on reduced expectations for North American sales of ABELCET(R) (amphotericin B lipid complex injection), the Company's antifungal product. The revised expectations reflect weaker-than-anticipated demand for ABELCET and increasingly competitive market conditions.

"ABELCET has been a long-standing leader in the lipid-based amphotericin B market and we are committed to maintaining that leadership position," said Kenneth J. Zuerblis, Enzon's executive vice president finance and chief financial officer. "We are currently identifying new ways to reinforce ABELCET's key product attributes, such as its broad therapeutic spectrum, rapid fungicidal activity, and proven efficacy. Additionally, we remain focused on leveraging our commercial infrastructure to identify new product opportunities to expand our revenue base."

Enzon currently expects North American sales of ABELCET of $55 million to $60 million for the FY ending June 30, 2005, as compared to the Company's prior guidance of $69 million to $73 million. As a result of the revised ABELCET guidance, the Company now expects combined product sales for its four internally marketed products of $100 million to $115 million for the FY ending June 30, 2005, as compared to Enzon's prior guidance of $110 to $125 million.

About Enzon

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), marketed in North America by Enzon's specialized sales force. Enzon's science-driven strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R))

                                     -more-
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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

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                                                 FY 2005 Revenue Guidance/Page 2


technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional marketed products and promising clinical compounds. Enzon has several drug candidates in various stages of development, independently and with partners. Further information about Enzon can be found on the Company's web site at www.enzon.com.

The statements above regarding the Company's expectations for product sales for the fiscal year ending June 30, 2005 are forward-looking statements that are not based on historical fact, Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include Enzon's ability to compete effectively in an increasingly competitive market, the existence of continued demand for Enzon's products, as well those factors described in Enzon's Form 10-K/A and Forms 10-Q on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of December 14, 2004 and the Company undertakes no duty to update this information.

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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com